
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      32,053,183
<SECURITIES>                                         0
<RECEIVABLES>                                  369,735<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              31,530,120<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                31,530,120<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (7,085,551)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,781,523
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (8,867,074)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (8,867,074)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (8,867,074)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $101,935 and
subscriptions receivable of $267,800.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(892,798).
<F3>Liabilities include accrued brokerage fees of $88,228, accrued management fee payable of $60,430, service fee payable of $24,172, and redemptions payable of $178,553.
<F4>Total revenue includes realized trading revenue of $(7,201,840), net change in unrealized of $(892,798) and interest income of $1,009,087.

